Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Reports Second Quarter 2019 Results

Corindus announced today a definitive agreement to be acquired by Siemens Healthineers for approximately $1.1 billion, or $4.28 per share, in an all-cash transaction

Second quarter revenue of $4.6 million reflects increasing adoption and utilization in U.S. and abroad

WALTHAM, Mass., August 8, 2019 – Corindus Vascular Robotics, Inc. (NYSE American: CVRS), a leading developer of precision vascular robotics, today reported financial results for its second quarter ended June 30, 2019.

Corindus also announced today that it has entered into a definitive merger agreement to be acquired by Siemens Healthineers AG. Under the terms of the merger agreement, Siemens Medical Solutions, a wholly-owned subsidiary of Siemens Healthineers, a German stock listed company, will acquire all issued and outstanding shares of common stock of Corindus for $4.28 per share in cash, representing an aggregate purchase price of approximately $1.1 billion. The transaction has been approved by the Board of Directors of Corindus and is expected to close in the fourth quarter of 2019, subject to approval by Corindus stockholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the satisfaction of other customary closing conditions.

Second Quarter Financial Highlights and Business Accomplishments

●	Revenue totaled $4.6 million in the second quarter of 2019, a 175% increase over the prior year period:

o	Recorded revenue for nine CorPath® GRX Systems, including six new units, one upgrade and two units sold to distributors, one each in Italy and Japan; and

o	Sold 700 single-use cassettes, generating revenue of approximately $0.3 million.

●	Expanded the Company’s global presence:

o	Received approval for an additional indication from the Australian Therapeutic Goods Administration to commercialize its CorPath GRX System for neurovascular interventions in Australia and New Zealand; and

o	Installed the first commercial CorPath GRX System in South America.

“As the clinical community embraces our technology with an eye toward remote capabilities and the ability to expand access to care, we see increasing momentum in our business,” said Mark J. Toland, President and Chief Executive Officer of Corindus. “The transaction we announced today with Siemens Healthineers reflects the culmination of our efforts to find a strategic partner with the right synergies to accelerate the development of our precision robotics platform. By integrating our pioneering technology with Siemens Healthineers’ advanced high-quality imaging, digital and artificial intelligence tools, we will be ever closer to transforming the way healthcare is delivered to those suffering from cardiovascular or peripheral disease.”

Second Quarter 2019 Financial Results

Revenue in the second quarter of 2019 totaled $4.6 million, compared to $1.7 million in the same period of the prior year. During the quarter, Corindus installed six new CorPath GRX Systems and completed one upgrade, increasing the installed base of CorPath GRX to 68 systems at the end of the quarter. Two additional systems were sold to distributors during the quarter.

Gross profit in the second quarter of 2019 totaled $1.8 million compared to a gross loss of $0.5 million in the second quarter of 2018.

Selling, general and administrative expenses totaled $8.4 million in the second quarter of 2019, compared to $6.9 million in the second quarter of 2018.

Research and development expenses totaled $3.7 million in the second quarter of 2019, compared to $2.0 million in the second quarter of 2018.

Net loss totaled $10.7 million in the second quarter of 2019, compared to a net loss of $9.9 million in the second quarter of 2018.

Cash and cash equivalents as of June 30, 2019 were $31.9 million.

Webcast and Conference Call Information

Management will host a conference call and webcast today beginning at 8:30 a.m., EDT, to discuss the Company’s second quarter financial results and recent business developments.

Investors interested in listening to the conference call may do so by dialing (833) 286-5802 (for domestic callers) or (647) 689-4447 (for international callers), using Conference ID: 7795032. To listen to a live webcast, please visit the "Investor Relations" section of the Company’s website at: www.corindus.com.

Following the call, a replay will be available on the “Investor Relations” section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company’s CorPath® platform is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and vascular procedures. CorPath GRX is the second-generation robotic-assisted technology offering enhancements to the platform by adding important key upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. We are focused on developing innovative robotic solutions to revolutionize treatment of emergent conditions by providing specialized and timely medical care to patients around the world. For additional information, visit www.corindus.com, and follow @CorindusInc.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates,” “should” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding or such as:

●	That the proposed merger with Siemens Medical Solutions is expected to close in the fourth quarter of 2019;
●	That the momentum of the Company’s business will continue to increase;
●	That the Company will continue to expand in international markets; and
●	That physicians and hospitals will increasingly embrace the power of robotics and increasingly adopt and utilize Corindus robotic systems.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, including, but not limited to, the following: the risk that the required vote of Corindus’ stockholders will not be received; the risk that one or more conditions to the proposed merger (including the failure to obtain necessary regulatory approvals) may not be satisfied in the anticipated timeframe, or at all, or that the proposed merger might otherwise not occur; the risk of litigation and/or regulatory actions related to the proposed merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions; our ability to expand our technology platform and achieve the advances necessary for telestenting and remote procedures, including in humans; our ability to expand our technology platform for use in other segments of the vascular intervention market, including neurointerventional and other more complex cardiac interventions; obtaining necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries, including for stroke and other neurovascular interventions; the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward-looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at www.corindus.com.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. The proposed merger will be submitted to the stockholders of Corindus for their consideration and approval. In connection with the proposed merger, Corindus will file a preliminary proxy statement with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of Corindus. Before making any voting decision, Corindus stockholders are urged to read the proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement, if any, because they will contain important information about the proposed merger and the parties to the proposed merger. This communication is not a substitute for the proxy statement or any other document that may be filed by Corindus with the SEC.

Corindus investors and stockholders may obtain a free copy of documents filed by Corindus with the SEC at the SEC's website at www.sec.gov. In addition, Corindus investors and stockholders may obtain a free copy of the Corindus’ filings with the SEC from Corindus’ website at www.corindus.com or by directing a request by mail or telephone to: Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452, Attention: Corporate Secretary, (508) 653-3335.

Corindus and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Corindus in favor of the proposed merger. Information about the directors and executive officers of Corindus and their ownership of Corindus common stock is set forth in its definitive proxy statement on Schedule 14A for its 2019 annual meeting of stockholders, as filed with the SEC on March 29, 2019. Additional information regarding the participants in the solicitation of proxies and a description of their direct and indirect interests, by security holdings or otherwise, with respect to the proposed merger will be included in the proxy statement to be filed by Corindus with the SEC, when it becomes available.

For more information, contact:

Media Contact

Matter for Corindus

Jessica Wolter

978-518-4536

corindus@matternow.com

www.matternow.com

Investor Contact

In-Site Communications, Inc.

Lisa Wilson

917-543-9932

ir@corindus.com

Financial Tables Follow

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$31,939	$23,849
Accounts receivable	4,817	4,599
Inventories	1,799	2,508
Prepaid expenses and other current assets	1,114	447
Total current assets	39,669	31,403

Property and equipment, net	1,798	1,779
Operating lease right-of-use assets	909	—
Deposits and other assets	312	343
Total assets	$42,688	$33,525

Liabilities, preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$3,791	$3,591
Accrued expenses	4,379	3,292
Deferred revenue	825	662
Current portion of long-term debt	3,539	1,011
Current portion of operating lease liabilities	601	—
Current portion of finance lease liability	60	56
Total current liabilities	13,195	8,612

Long-term liabilities:
Deferred revenue, net of current portion	426	285
Long-term debt, net of current portion	10,823	10,774
Long-term operating lease liabilities, net of current portion	391	—
Long-term finance lease liability, net of current portion	15	46
Other liabilities	—	62
Total long-term liabilities	11,655	11,167
Total liabilities	24,850	19,779

Commitments and contingencies

Total preferred stock	24,450	22,952

Total stockholders' equity (deficit)	(6,612)	(9,206)
Total liabilities, preferred stock and stockholders' equity (deficit)	$42,688	$33,525

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Systems	$3,757	1,190	$6,251	$2,182
Capital upgrades	217	150	217	326
Cassettes and accessories	358	198	649	411
Services	243	127	494	231
Total revenue	4,575	1,665	7,611	3,150

Cost of revenue	2,778	2,151	5,192	4,080
Gross profit (loss)	1,797	(486)	2,419	(930)

Operating expenses:
Research and development	3,719	2,000	6,595	4,135
Selling, general and administrative	8,373	6,874	15,520	14,329
Restructuring charge	—	349	—	349
Total operating expense	12,092	9,223	22,115	18,813

Operating loss	(10,295)	(9,709)	(19,696)	(19,743)

Other income (expense):
Interest expense	(556)	(383)	(967)	(452)
Interest income	192	66	333	91
Warrant revaluation	—	70	—	100
Other, net	(2)	47	(8)	45
Total other income (expense), net	(366)	(200)	(642)	(216)

Net loss	$(10,661)	$(9,909)	$(20,338)	$(19,959)

Accretion of beneficial conversion feature of Series A-1 preferred stock	(510)	—	(510)	(5,236)
Dividends on preferred stock	(751)	(753)	(1,498)	(878)

Net loss attributable to common stockholders	$(11,922)	$(10,662)	$(22,346)	$(26,073)

Net loss per share attributable to common stockholders--basic and diluted	$(0.06)	$(0.06)	$(0.11)	$(0.14)

Weighted-average common shares used in computing net loss per share attributable to common stockholders--basic and diluted	207,121,077	188,833,877	201,935,302	188,802,720

Comprehensive loss	$(10,661)	$(9,909)	$(20,338)	$(19,959)